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                                  EXHIBIT 23.1


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                                  EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Amended and Restated Stock Option Plan of MSN Holdings, Inc. and the MSN Holdings, Inc. 2001 Stock Incentive Plan of Medical Staffing Network Holdings, Inc. of our reports dated January 25, 2002 (except for Note 17, as to which the date is April 12, 2002), with respect to the consolidated financial statements of Medical Staffing Network Holdings, Inc. included in its Registration Statement (Amendment No. 3 to Form S-1 No. 333-82438) and related Prospectus, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Miami, Florida
April 29, 2002